UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

 CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 3, 2014 (May 29, 2014)

 BlackRock, Inc.
(Exact name of registrant as specified in its charter)

DELAWARE	001-33099	32-0174431
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

55 East 52nd Street, New York, New York	10055
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:  (212) 810-5300

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As further reported in Item 5.07 below, on May 29, 2014, BlackRock, Inc. (“BlackRock”) held its 2014 Annual Meeting of Stockholders (the “Annual Meeting”). At the Annual Meeting, the stockholders approved an amendment to the Amended and Restated BlackRock, Inc. 1999 Stock Award and Incentive Plan (the “Stock Plan”) in order to (i) increase the number of shares of common stock authorized for issuance under the Stock Plan from 27,000,000 to 34,500,000 shares and (ii) prohibit the re-pricing of stock options under the Stock Plan. The proposed amendment to the Stock Plan was submitted to BlackRock’s stockholders to ensure the Stock Plan’s compliance with Section 162(m) of the Internal Revenue Code and with the New York Stock Exchange’s Corporate Governance Standards concerning stockholder approval of equity compensation plans. As part of the approval of the amendment to the Stock Plan, the performance goals under the Stock Plan were also re-approved. Additionally, BlackRock’s stockholders also re-approved the performance goals under the Amended and Restated BlackRock, Inc. 1999 Annual Incentive Performance Plan (the “Performance Plan”).

The material terms of the Stock Plan and the Performance Plan were described in BlackRock’s definitive proxy statement for the Annual Meeting, which was filed with the Securities and Exchange Commission on April 15, 2014.  The descriptions of the Stock Plan and the Performance Plan are incorporated by reference herein.

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On May 29, 2014, BlackRock held its Annual Meeting. At the Annual Meeting, all director nominees were elected (Item 1). The proposal to approve an amendment to the Stock Plan and re-approve the performance goals under the Stock Plan was approved (Item 2). Additionally, the performance goals under the Performance Plan were re-approved (Item 3). Further, the proposal to approve the compensation of the named executive officers as disclosed in BlackRock’s proxy statement, through an advisory resolution, was approved (Item 4). Finally, the stockholders ratified the retention of Deloitte & Touche LLP as BlackRock's independent registered public accounting firm for 2014 (Item 5). The following are the voting results on each matter submitted to BlackRock's stockholders at the Annual Meeting. The proposals below are described in detail in BlackRock's definitive proxy statement for the Annual Meeting.

Item 1 – Election to BlackRock’s Board of Directors of the following 13 nominees:

	For	Against	Abstentions	Broker Non-Votes
Abdlatif Yousef Al-Hamad	144,779,229	969,483	157,881	8,625,049
Mathis Cabiallavetta	144,890,638	878,493	137,462	8,625,049
Pamela Daley	145,494,244	274,748	137,601	8,625,049
Jessica P. Einhorn	145,490,690	277,641	138,262	8,625,049
Fabrizio Freda	144,884,793	882,773	139,027	8,625,049
Murry S. Gerber	142,904,772	2,863,157	138,664	8,625,049
James Grosfeld	142,372,564	3,386,176	147,853	8,625,049
David H. Komansky	142,855,252	2,907,262	144,079	8,625,049
Sir Deryck Maughan	143,317,583	2,452,763	136,247	8,625,049
Cheryl D. Mills	145,460,661	307,074	138,858	8,625,049
Marco Antonio Slim Domit	142,857,334	2,910,956	138,303	8,625,049
John S. Varley	145,395,260	370,783	140,550	8,625,049
Susan L. Wagner	145,307,950	463,138	135,505	8,625,049

Item 2 – Approval of an amendment to the Stock Plan and re-approval of performance goals under the Stock Plan:

For	Against	Abstentions	Broker Non-Votes
132,710,791	13,016,976	178,826	8,625,049

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Item 3 – Re-approval of the performance goals under the Performance Plan:

For	Against	Abstentions	Broker Non-Votes
132,298,827	13,432,583	175,183	8,625,049

Item 4 – Approval of compensation of the named executive officers (non-binding advisory resolution):

For	Against	Abstentions	Broker Non-Votes
131,192,489	14,469,494	244,610	8,625,049

Item 5 – Ratification of appointment of Deloitte & Touche LLP as independent registered public accounting firm:

For	Against	Abstentions
153,718,530	670,039	143,073

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BlackRock, Inc.
(Registrant)

By:	/s/ J. Russell McGranahan
J. Russell McGranahan
Corporate Secretary

Date: June 3, 2014

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